Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

 RE: Commission File No. 0-805

  1933 Act and 1934 Act Filings

  Authorized Representatives

Gentlemen:

 KeyCorp ("Company") is the issuer of securities registered under Section 12 of the Securities Exchange Act of 1934.  The undersigned confirms that Carrie A. Benedict, Richard A. Kopek, Paul Harris and Michelle L. Potter and each of them ("Authorized Representatives"), are authorized on his or her behalf to sign such statements (on Form 3, Form 4, Form 5, or otherwise) with respect to securities of the Company (the "Securities"), and to submit to the Securities and Exchange Commission such filings (including reports, notices, and other statements) with respect to the Securities, as are required by the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts").  The undersigned also confirms the authority of each of the Authorized Representatives to do and perform, on his or her behalf, any and all acts and things with respect to the Securities requisite or necessary to assure compliance by the signing person with the filing requirements of the Acts.  The authority confirmed herein shall remain in effect as to the undersigned until such time as the Commission shall receive a written communication terminating or modifying the authority.

/s/ Donald R. Kimble      May 20, 2015

Signature       Date

Donald R. Kimble

(Type or Print Name)

{00307027 v1 CONFIDENTIAL}